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                                                                     EXHIBIT 4.3

                                                                            WD-1
                                               Initially Issued November 4, 1999

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. WARRANTHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            STOCK PURCHASE WARRANT
                   To Purchase Shares of Preferred Stock of
                             CARSDIRECT.COM, INC.


     For value received, CarsDirect.com, Inc., a Delaware corporation (the "Company") hereby grants to Robert Brisco (the "Warrantholder"), and its assigns, the right, upon the terms and subject to the conditions hereinafter set forth, at any time during the period commencing on November 4, 1999 and ending on the close of business on November 4, 2004, to subscribe for and purchase from the Company up to 200,000 fully paid and nonassessable shares of Series D Preferred of the Company at a purchase price per share of $15.76. The exercise price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1.   Title of Warrant. Prior to the expiration hereof and subject to
          ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 2(a) below, by the registered holder hereof (the "Holder") in person or by duly authorized attorney, upon surrender of this Warrant and the Assignment Form attached hereto properly endorsed.

     2.   Exercise of Warrant.
          -------------------

          (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time before the close of business on November 4, 2004 by the surrender of this Warrant and the Notice of Exercise attached hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Purchase Price of the shares thereby purchased (by cash, check, or cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the
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number of shares of Series D Preferred Stock so purchased. The Company agrees that upon due exercise of this Warrant by the Holder, the shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant is exercised.

          (b) In lieu of the cash payment set forth in Section 2(a) above, the Holder shall have the right ("Conversion Right") to convert this Warrant in its entirety (without payment of any kind) into that number of shares of Series D Preferred Stock equal to the quotient obtained by dividing the Net Value (as defined below) of the Shares of Series D Preferred Stock underlying this Warrant by the Fair Market Value (as defined below) of one share of Series D Preferred Stock. As used herein, (A) the Net Value means the aggregate Fair Market Value of the shares of Series D Preferred Stock subject to this Warrant minus the aggregate purchase price; and (B) the Fair Market Value of one share of Series D Preferred Stock means:

               (i) if the exercise is in connection with a registered public offering of the Company's Common Stock, the Fair Market Value of one share of Series D Preferred Stock shall be the product of (x) the initial "Price to Public" of one share of Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible at the time of such exercise;

               (ii) if the exercise is in connection with a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, the Fair Market Value of one share of Series D Preferred Stock shall be deemed to be the value received by the holders of the Company's Series D Preferred Stock on a common equivalent basis pursuant to such Merger Transaction; and

               (iii) in all other cases, the Fair Market Value of one share of Series D Preferred Stock shall be the product of (x) the fair market value of the Common Stock of the Company, as determined in good faith by the Company's Board of Directors and (y) the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible at the time of such exercise.

          (c) Certificates for shares purchased hereunder shall be delivered to the Holder within a reasonable period of time after the date on which this Warrant is exercised.

          (d) The Company covenants that all shares of Series D Preferred Stock which may be issued upon the exercise of this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.   No Fractional Shares or Scrip. No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the current Purchase Price at which each share may be purchased hereunder shall be paid in cash to the Holder.

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     4.   Charges, Taxes and Expenses. Issuance of certificates for shares of
          ---------------------------
Series D Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided however that in the event certificates for shares of Series D Preferred Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further that upon any transfer involved in the issuance or delivery of any certificates for shares of Series D Preferred Stock, the Company may require reimbursement for any transfer tax.

     5.   Rights as Stockholders. This Warrant does not entitle the Holder to
          ----------------------
any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon exercise of this Warrant, the Holder shall become entitled to all rights provided to Series D Preferred Holders under the Fourth Amended and Restated Investor Rights Agreement between the Company and certain stockholders dated October 27, 1999.

     6.   Exchange and Registry of Warrant. This Warrant is exchangeable, upon
          --------------------------------
the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at such office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     7.   Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the
          -------------------------------------------------
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     8.   Saturdays, Sundays, Holidays, etc. If the last or appointed day for
          ----------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     9.   Adjustment and Termination.
          --------------------------

          (a)  Reclassification, etc. If the Company at any time shall, by
               ----------------------
subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, the shares of Series D Preferred Stock or other securities for which this Warrant is exercisable shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which the Holder would have been entitled if immediately prior to such change the Holder had acquired the shares of Series D Preferred Stock or

                                      -3-
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other securities for which this Warrant is exercisable. If shares of the
Company's Series D Preferred Stock or other securities purchasable hereunder are subdivided or combined into a greater or smaller number of shares, or if the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock, the Purchase Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares. No adjustment on account of cash dividends or interest on the Company's Series D Preferred Stock or other securities purchasable hereunder will be made to the Purchase Price under this Warrant.

          (b)  Notice of Adjustment. Upon any adjustment of the securities
               --------------------
issuable upon exercise of this Warrant the Purchase Price for the shares, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

          (c)  Authorized Shares. The Company covenants that during the period
               -----------------
the Warrant is outstanding, it will reserve from its authorized and unissued Series D Preferred Stock or other securities purchasable hereunder a sufficient number of shares to provide for the issuance of Series D Preferred Stock or other securities upon the exercise of any purchase rights under this Warrant.

     10.  No Impairment. The Company will not, by amendment of its Certificate
          -------------
of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid, directly or indirectly, the performance of any of the terms of this Warrant, but will at all times in good faith take all necessary action to carry out all such terms. Without limiting the generality of the foregoing, the Company (a) will not create any par value, or increase the par value, of any shares of stock receivable on exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant. Notwithstanding the foregoing, in the event of (a) a dissolution or liquidation of the Company, (b) a merger consolidation or other acquisition in which the Company is not the surviving corporation, (c) the sale of all or substantially all of the assets of the Company, (d) unless otherwise determined by the Company's Board of Directors (the "Board") in its sole discretion, any other transaction which qualifies as a corporate reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company no longer hold a majority of the outstanding capital stock of the surviving entity then, with respect to a corporate transaction of the type described above, this Warrant shall, notwithstanding any contrary terms set forth herein, expire twenty (20) days after the Warrantholder receives written notice of such transaction. Such notice shall describe the transaction in detail reasonably sufficient to allow the Warrantholder to analyze the material terms of the transaction.

     11.  Lockup Agreement. In consideration for the Company agreeing to its
          ----------------
obligations hereunder, the Warrantholder and each transferee of Warrantholder's rights hereunder, agrees in connection with the first registration of the Company's securities, upon the request of the Company or the underwriters managing such underwritten offering of the Company's securities, not to sell,

                                      -4-
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make any short sale of, loan, grant, any option for the purchase of, or otherwise dispose of any shares of Series D Preferred or other securities of the Company (other than those included in the Registration) into which such Series D Preferred Stock is convertible without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the Company or the underwriters may specify. The Warrantholder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the foregoing provisions.

     12.  Record Date.
          -----------

          (a) If the Company shall fix a record date of the holders of Series D Preferred Stock (or other stock or securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right;

          (b) In the event of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company to another entity;

          (c) In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company or;

          (d) If the Company has filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission for an offering of the Company's capital stock.

     Then, in any such event, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (ii) the date on which a record is to be taken for the purpose of voting on or approving such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up and the date on which such event is to take place and the time, if any is to be fixed, as of which the holders of record of Series D Preferred Stock (or such other stock or securities at the time deliverable on exercise of this Warrant) shall be entitled to exchange their shares of Series D Preferred Stock (or such other stock or securities) for securities or other property deliverable on such reorganization, recapitalization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up or (iii) the date on which the Company's registration statement was filed and the class of securities proposed to be registered. Such notice shall be mailed at least twenty-one days prior to the record date therein specified or within twenty-one days after filing the registration statement, as the case may be.

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     13.  Miscellaneous.
          -------------

          (a)  Issue Date. The provisions of this Warrant shall be construed and
               ----------
shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

          (b)  Restrictions. The Holder acknowledges that the securities
               ------------
acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

          (c)  Modification and Waiver. This Warrant and any provisions hereof
               -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d)  Notices. All notices, reports and other communications required
               -------
or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 10567 Jefferson Blvd., Culver City, CA 90232
Attention: President, with a copy to Martin W. Korman, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

               Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.


Dated:  November 4, 1999

                                     CARSDIRECT.COM, INC.


                                     By:    /s/ Frederick G. Silny
                                        -----------------------------------
                                     Name:  Frederick G. Silny
                                          ---------------------------------
                                     Title: Secretary
                                           --------------------------------

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                                ASSIGNMENT FORM

                   (To assign the foregoing Warrant, execute
                this form and supply the required information.
                   Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the undersigned hereby, sells, assigns and transfers unto:

________________________________________________________________________________
whose address is________________________________________________________________
                                 (Please Print)

and whose Social Security or other Taxpayer Identification Number is:___________

the foregoing Warrant and all rights thereunder, hereby constituting and appointing ______________________________________ to transfer said Warrant on the books of the Company, will full power of substitution in the premises.

Dated: ______________, 19__.

                                        Holder's Signature:_____________________

                                        Holder's Name:__________________________
                                                            (Please Print)

                                        Holder's Address:_______________________
                                                            (Please Print)

                                        ________________________________________


Signature Guaranteed: ____________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company or by a member of the National Association of Securities Dealers, Inc. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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                              NOTICE OF EXERCISE
                              ------------------

To:  CarsDirect.com, Inc.
     10567 Jefferson Blvdd.
     Culver City, CA 90232


     (1) The undersigned hereby elects to purchase ______________ shares of Series D Preferred Stock (the "Shares") of CarsDirect.com, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                     ____________________________________
                                 (Print Name)

                     ____________________________________
                                (Print Address)

                     ____________________________________



     (3) The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

     (4) The undersigned agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of the securities of the Company which are acquired directly from the Company, held by the undersigned (other than those securities included in the registration) without the prior written consent of the Company or the underwriters managing

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          such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

________________________________             ___________________________________
(Date)                                       (Signature)


                                             ___________________________________
                                             (Print Name)

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